Exhibit 5.1

A Business Law Firm	515 Legget Drive Suite 800 Ottawa, Ontario K2K 3G4	T.613.599.9600 F.613.599.0018 info@lwlaw.com www.lwlaw.com

October 9, 2014

IMRIS Inc.
5101 Shady Oak Rd
Minnetonka, MN 55343

Dear Sirs/Mesdames:

Re:	IMRIS Inc. (the “Corporation”)

Registration Statement on Form F-3

We are Canadian counsel to the Corporation and have been requested to provide this opinion in connection with the filing of a registration statement on Form F-3 (the “Registration Statement”) to be filed on the date hereof by the Corporation with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Corporation, from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities with a proposed maximum aggregate offering price of up to $30,000,000.00: (a) common shares in the capital of the Corporation (the “Common Shares”); (b) common share purchase warrants to purchase the Common Shares (the “Warrants”); and (c) units which may be comprised of a combination of the Common Shares or Warrants (the “Units”). The Common Shares, the Warrants, and the Units are collectively referred to herein as the “Offered Securities.”

The Registration Statement includes a prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more prospectus supplements (each a “Prospectus Supplement”). The Warrants may be issued under a separate warrant indenture (a “Warrant Indenture”) or warrant agency agreement (a “Warrant Agreement”) to be entered into between the Corporation and one or more banks or trust companies acting as warrant agent and the Warrants will be represented by certificates (each a “Warrant Certificate” and together with the Warrant Indenture or Warrant Agreement, as the case may be, the “Governing Warrant Documents”).

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of: (1) the Registration Statement; (2) the Corporation’s Articles of Incorporation as amended (the “Articles”), as in effect on the date hereof; (3) the Corporation’s bylaws as amended (together with the Articles, the “Constating Documents”), as in effect on the date hereof; and (4) a copy of the resolutions of the Corporation’s Board of Directors relating to the Registration Statement and other matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Corporation and such agreements, certificates of public officials, certificates of officers, or other representatives of the Corporation, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic, or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents which may be executed, we have assumed that the parties thereto, other than the Corporation had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that (except to the extent we have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto.

As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Corporation and others. We have also assumed that, at the time of issuance of any Offered Securities: (1) the Constating Documents, and the Applicable Law (defined below) shall not have been amended so as to affect the validity of such issuance, (2) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become and remains effective under the Securities Act, (3) an appropriate amended Prospectus or Prospectus Supplement with respect to the applicable Offered Securities has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (4) all Offered Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement; (5) the Offered Securities are issued in accordance with the terms of their governing instruments; (6) any applicable Governing Warrant Document or Unit Agreement (as defined below) will have been duly authorized, executed and delivered by the Corporation and the other parties thereto, as applicable, and constitutes legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with its terms; (7) any Governing Warrant Document or any Unit Agreement is governed by Ontario law; and (8) if the Offered Securities are to be sold pursuant to a brokered offering, the underwriting, purchase or agency agreement with respect to the applicable Offered Securities will have been duly authorized, executed and delivered by the Corporation and the other parties thereto, and is a legally valid and binding obligation of the parties thereto.

Wherever this opinion is qualified by the phrase “of which we are aware” with respect to the existence or absence of facts, it is intended to indicate that during the course of our representation of the Corporation, and during the course of our examination referred to above, no information has come to our attention which would give us actual knowledge of the existence or absence of such facts. However, we have not undertaken any independent investigation to determine the existence or absence of such facts and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation. No inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Corporation.

In giving the opinion expressed below, we have also assumed that any document to which any party other than the Corporation is a party has been duly authorized, executed and delivered by such party, that such party had the capacity to do so, that such party is duly organized, in existence and in good standing and that such document will be the valid and binding obligations of such party; enforceable against such party in accordance with its terms.

Our opinion set forth below is limited to the laws of the Ontario, Canada and the laws of Canada applicable therein (the “Applicable Law”). Our opinion is also limited to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings, or registrations with governmental authorities are relevant, to those required under Applicable Law. We do not express any opinion with respect to the laws of any other jurisdiction and the opinion expressed by us is qualified to the extent that any law, other than the Applicable Law, may be relevant to the opinion expressed by us, upon which we express no opinion. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the Applicable Law, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions, and assumptions set forth:

1. With respect to any Common Shares which may be offered pursuant to the Registration Statement (the “Offered Common Shares”), when (a) the issuance and sale of the Offered Common Shares have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect), and the Canada Business Corporations Act (the “CBCA”) (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries of which we are aware and comply with any requirement or restriction imposed by any court or governmental body of Canada or Ontario having jurisdiction over the Corporation or any of its subsidiaries; (b) the full consideration, determined to be adequate by the Corporation’s board of directors (or a duly authorized committee thereto), which is at least equal to the issue price of the Offered Common Shares, has been received by the Corporation; and (c) if certificated, the certificates representing the Offered Common Shares have been duly executed and delivered by the proper officers of the Corporation to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Common Shares will be validly issued, fully paid, and nonassessable.

2. With respect to any Warrants which may be offered pursuant to the Registration Statement (the “Offered Warrants”), when (a) the terms, issuance, and sale of, and performance under the Offered Warrants, the underlying Offered Securities, and the Warrant Governing Documents have been duly authorized by all necessary corporate action, including the authorization of the issuance and reservation (if appropriate) of the Common Shares to be issued pursuant to the Offered Warrants, in conformity with the Constating Documents (as then in effect), and the CBCA (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries of which we are aware and comply with any requirement or restriction imposed by any court or governmental body of Canada or Ontario having jurisdiction over the Corporation or any of its subsidiaries; (b) the full consideration, determined to be adequate by the Corporation’s board of directors (or a duly authorized committee thereto), for the Offered Warrants has been received by the Corporation; (c) the Offered Warrants have been duly executed, countersigned, issued, and delivered in accordance with the applicable Warrant Indenture or Warrant Agreement to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; and (d) Warrant Indenture or Warrant Agreement relating to the Offered Warrants and the underlying Offered Securities have been duly authorized, executed, and delivered and the Warrant Indenture or Warrant Agreement, if applicable, has been duly authorized by the Corporation’s board of directors (or a duly authorized committee thereto), the Offered Warrants will be validly issued, fully paid and non-assessable, and the Warrant Indenture or Warrant Agreement, as the case may be, and the Warrant Certificates will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

3. With respect to any Units which may be offered pursuant to the Registration Statement (the “Offered Units”), when (a) the terms, issuance and sale of, and performance under the Offered Units, the Offered Securities underlying the Offered Units and the agreement in connection with the offering of the Units (the “Unit Agreement”) have been duly authorized by all necessary corporate action, including the authorization of the issuance and reservation (if appropriate) of the Common Shares or Warrants to be issued pursuant to the Offered Units, in conformity with the Constating Documents (as then in effect), and the CBCA (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries of which we are aware and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Corporation or any of its subsidiaries; (b) the full consideration, determined to be adequate by the Corporation’s board of directors (or a duly authorized committee thereto), for the Offered Units has been received by the Corporation; (c) the Offered Units have been duly executed, countersigned, issued, and delivered in accordance with the applicable unit agreement to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; (d) the Unit Agreement relating to the Offered Units and the underlying Offered Securities have been duly authorized, executed, and delivered and the Unit Agreement has been duly authorized by the Corporation’s board of directors (or a duly authorized committee thereto), the Offered Units will be validly issued fully paid and nonassessable and the Unit Agreement will be valid and binding obligations of the Corporation; enforceable against the Corporation in accordance with its terms.

Insofar as our opinion in paragraphs 2 and 3 above relates to the legality, validity, binding nature or enforceability of the Warrant Certificate, Warrant Indenture, Warrant Agreement, Offered Units and Unit Agreement, such opinion is subject to: (a) any applicable bankruptcy, insolvency, moratorium, arrangement, winding up laws or similar laws affecting the enforcement of creditors’ rights generally including laws regarding limitations of action; (b) general principles of equity, including the principle that the granting of equitable remedies such as specific performance and injunctive relief is within the discretion of a court of competent jurisdiction; (c) the powers of a court of competent jurisdiction to grant relief from forfeiture, to stay proceedings before it and to stay execution on judgments; (d) the qualification that the costs of and incidental to all proceedings authorized to be taken in court are in the discretion of the court and the court has full power to determine by whom and to what extent such costs shall be paid; (e) the qualification that rights to indemnity and contribution may be limited by applicable law; (f) the qualification that a court may require the discretionary powers expressed to be conferred on any party to such agreement or certificate to be exercised reasonably and in good faith notwithstanding any provisions to the contrary and may decline to accept as conclusive factual or legal determinations described as conclusive therein; (g) the qualification that any provision in such agreement or certificate which purports to sever from such agreement or certificate, as the case may be, any provision therein which is prohibited or unenforceable under applicable law without affecting the validity of the remainder of the agreement or certificate, as the case may be, would be enforced only to the extent that the court determined that such prohibited or unenforceable provision could be severed without impairing the interpretation and application of the remainder of the agreement or certificate, as the case may be; (h) the qualification that any provision in such agreement or certificate which purports to exculpate a party from liability or duty otherwise owed by it to another and certain remedial terms and waivers of equitable defences provided for in such agreement or certificate are limited by law; and (i) the qualification as to the enforceability of any provision in such agreement or certificate which purports to contract out of, vary or exclude the provisions of the Limitations Act, 2002 (Ontario).

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Corporation, the Prospectus, the Registration Statement or the Offered Securities.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Yours truly,

/s/ LaBarge Weinstein LLP